Exhibit A

                                   AGREEMENT

        The undersigned, Wertheim Schroder & Co. Incorporated and
Wertheim Schroder Investment Services, Inc., agree that the statement to which this exhibit is appended is filed on behalf of each of them.


February 9, 1994

                         WERTHEIM SCHRODER & CO. INCORPORATED

                         By: /s/ Patrick J. Borruso

                         Patrick J. Borruso
                         Secretary


                         WERTHEIM SCHRODER INVESTMENT SERVICES,
                         INC.

                         By:  /s/ Jerome I. Kransdorf


                         Jerome I. Kransdorf
                         Secretary